                                                                    Exhibit 10.7


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                               ANGIODYNAMICS, INC.

                                       AND

                          KEYBANK NATIONAL ASSOCIATION

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                           LOAN AND SECURITY AGREEMENT

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                              DATED AUGUST 28, 2002

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          THIS AGREEMENT (A) AFFECTS TANGIBLE AND INTANGIBLE PERSONAL
          PROPERTY, (B) CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS,
          (C) IS INTENDED TO CONSTITUTE A SECURITY AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE AND (D) SECURES AN OBLIGATION UNDER WHICH THE INTEREST RATE MAY VARY FROM TIME TO TIME.

                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (the "Security Agreement") dated August ___, 2002 by and between ANGIODYNAMICS, INC., a Delaware corporation; with its principal place of business at 603 Queensbury Avenue,. Queensbury, New York 12804 (the "Borrower"), to KEYBANK NATIONAL ASSOCIATION, a national banking association, having an office at 66 South Pearl Street, Albany, New York 12207 (the "Holder");

                                   WITNESSETH:

     WHEREAS, the Holder will make the Loan (as herein defined) to the Borrower, the repayment of which is evidenced the Note (as herein defined) from the Borrower in favor of the Holder; and

     WHEREAS, the Loan will be made upon the terms, conditions and provisions hereinafter set forth; and

     WHEREAS, as security for the payment of principal, premium, if any and interest on the Note, the Borrower intends to grant the Holder a security interest in certain of the assets of the Borrower as hereinafter set forth;

     NOW, THEREFORE, THIS SECURITY AGREEMENT FURTHER WITNESSETH:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. DEFINITIONS OF TERMS. The following words and terms if used in this document shall have the following meanings unless the context or use indicates another or different meaning or intent and the singular shall include the plural and the plural shall include the singular, as the context may require:

     "AFFILIATE" shall mean, with respect to any Person, any other Person directly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power to (i) vote 10% or more of the securities having ordinary voting power for the directors or managers of such second Person or (ii) direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer, or employee of a Person shall not, solely by reason of such status, be considered an Affiliate of such Person and (y) the Holder shall not be considered an Affiliate of the Borrower.

     "AMORTIZATION EXPENSE" shall mean, for any period, all amortization expenses of the Borrower, calculated in accordance with GAAP.

     "APPRAISAL" means an appraisal of the Collateral in form and substance satisfactory to the Holder, prepared by an Appraiser, indicating a value with respect to the Collateral.

     "APPRAISER" means an appraiser satisfactory to the Holder.

     "BONDS" shall have the meaning assigned to such term in the Reimbursement Agreement.

     "BORROWER" means Angiodynamics, Inc., a Delaware corporation having an address of 603 Queensbury Avenue, Queensbury, New York 12804 and its successors and permitted assigns.

     "CASH INTEREST EXPENSE" shall mean for any period, Interest Expense, reduced by any amount included therein which is "paid-in-kind" through an increase to principal or the issuance of an additional debt security in a principal amount equal to such interest.

     "CLOSING" means the closing with respect to the execution and delivery of the Note by the Borrower to the Holder.

     "CLOSING DATE" means the date of the execution and delivery of the Note by the Borrower to the Holder.

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     "COLLATERAL" means all property which may from time to time be subject to the Lien of the Security Agreement.

     "DEFAULT RATE" shall have the meaning assigned to such term in the Note.

     "DEPRECIATION EXPENSE" shall mean, for any period, all depreciation expenses of the Borrower, calculated in accordance with GAAP.

     "EBIT" shall mean, for any period, Net Income for such period, plus the sum of the amounts for such period included in determining such Net Income of (i) Interest Expense and (ii) Income Tax Expense, calculated in accordance with GAAP.

     "EBITDA" shall mean, for any period, EBIT for such period, plus the sum (without duplication) of the amounts for such period included in determining EBIT of (i) Depreciation Expense, and (ii) Amortization Expense, calculated in accordance with GAAP.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or supplemented, and all regulations promulgated thereunder.

     "EVENT OF DEFAULT" means any of those events defined as Events of Default by the terms of any of the Financing Documents.

     "FINANCING DOCUMENTS" means the Note, this Security Agreement, and any other document now or hereafter executed by the Borrower by or in favor of the Holder which affects the rights of the Holder in or to the Collateral, in whole or in part, or which evidences, secures or guarantees any sum due under the Note or any of the other Financing Documents.

     "FIXED CHARGE COVERAGE RATIO" shall mean the ratio of the Borrower's (i) EBITDA plus lease expense less other income less Unfunded Capital Expenditures less cash taxes paid less dividends and distributions to (ii) current maturities of long term debt plus current portion of long term leases plus Cash Interest Expense paid on loans and leases plus lease expense, calculated in accordance with GAAP.

     "GAAP" means generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

     "GOVERNMENTAL AUTHORITY" means the United States, the State and any political subdivision thereof, and any agency, department, commission, court, board, bureau or instrumentality of any of them.

     "HOLDER" means KeyBank National Association., as the original owner of the Note, and any subsequent owner at the time in question of the Note.

     "INCOME TAX EXPENSE" shall mean, for any period, all provisions for taxes based upon Net Income (including, without limitation, any additions to such taxes, any penalties and interest with respect thereto), calculated in accordance with GAAP.

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     "INDEBTEDNESS" means, at a particular date, all indebtedness for money borrowed or for the deferred purchase price of property and lease obligations of the Borrower which have been, or which in accordance with Statement of Financial Accounting Standards No. 13, as from time to time amended, should be, capitalized.

     "INTEREST COVERAGE RATIO" shall mean the ratio of the Borrower's (i) EBIT to (ii) Cash Interest Expense, calculated in accordance with GAAP.

     "INTEREST EXPENSE" shall mean, for any period, total interest expense (including that which is capitalized, that which is attributable to capital leases and the pre-tax equivalent of dividends payable on redeemable stock) with respect to all outstanding Indebtedness including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under any hedging agreements.

     "LETTER OF CREDIT FEES" shall have the meaning assigned to such term in the Reimbursement Agreement.

     "LIEN" means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics', materialmens', warehousemens' and carriers' liens and other similar encumbrances, affecting real property. For the purposes hereof, a Person shall be deemed to be the owner of Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     "LOAN" means the loan in the principal amount of $800,000.00 from the Bank to the Borrower as evidenced by the Note.

     "NET INCOME" shall mean, for any period, the net income (or loss), without deduction for minority interests, for such period taken as a single accounting period and calculated in accordance with GAAP.

     "NET PROCEEDS" means so much of the gross proceeds with respect to which that term is used as remain after payment of all expenses, costs and taxes (including attorneys' fees) incurred in obtaining such gross proceeds.

     "NOTE" means the promissory note dated the Closing Date in the principal amount of $800,000.00 from the Borrower in favor of the Holder as said promissory note may be amended, modified, supplemented, consolidated or extended from time to time.

     "NOTE PAYMENT DATE" means each date on which interest or both principal and interest shall be payable on the Note according to its terms so long as such shall be outstanding.

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     "PERMITTED ENCUMBRANCES" means (i) Liens for taxes, assessments, or governmental charges or levies the payment of which is not at the time required by law; (ii) Liens imposed by law, such as Liens of landlords, carriers, warehousemen, mechanics, and materialmen arising in the ordinary course of business for sums not yet due or being contested by appropriate proceedings promptly initiated and diligently conducted, provided other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;
(iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security, or to secure the performance of tenders, statutory obligations, and surety and appeal bonds, or to secure the performance and return of money bonds and other similar obligations, excluding obligations for the payment of borrowed money; (iv) any judgment Lien, unless the judgment it secures shall, within thirty (30) days after the entry thereof, have been discharged or execution therefor stayed pending appeal, or shall have been discharged within thirty (30) days after the expiration of any such stay; (v) other Liens (other than mechanic's liens relating to the Project) incidental to the conduct of Borrower's business or ownership of properties and assets, which are not incurred nor granted in connection with the borrowing of money or the obtaining of advances or credits, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the ordinary course of business; provided the aggregate amount of all such Liens by Borrower shall not exceed $10,000.00; and (vi) Liens evidenced by the Security Agreement as well as any other Liens in favor of Bank or any affiliate of Bank.

     "PERSON" means an individual, partnership, corporation, limited liability Borrower, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "PLAN" means any plan defined in Section 4021(a) of ERISA in respect of which the Borrower or any Subsidiary thereof is an "employer" or a "substantial employer" as defined in Sections 3(5) and 4001(a)(2) of ERISA, respectively.

     "PRINCIPAL BALANCE" means the aggregate outstanding principal balance of the Note from time to time.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "REIMBURSEMENT AGREEMENT" means the reimbursement agreement dated as of August 1,2002 by and between the Borrower and the Holder, as said reimbursement agreement may be amended or supplemented from time to time.

     "REPORTABLE EVENT" means any reportable event as defined in ERISA.

     "REQUIREMENT" or "LOCAL REQUIREMENT" means any law, ordinance, order, judgment, decree, rule, regulation, permit, license, authorization, certificate or approval of a Governmental Authority or a Local Authority respectively.

     "SECURITY AGREEMENT" means this loan and security agreement dated the Closing Date from the Borrower in favor of the Holder and securing the Note, as said loan and security

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agreement may be modified, amended, supplemented, consolidated, spread or assumed from time to time.

     "STATE" means the State of New York.

     "SUBSIDIARY" shall mean for any Person (i) any for-profit entity more than fifty percent (50%) of the capital stock of which is owned or controlled, directly or indirectly, by such Person or any Subsidiary and whose accounts are required to be consolidated with those of said Person in accordance with GAAP and (ii) any non-profit entity which is controlled, directly or indirectly, by such Person.

     "SWAP AGREEMENT" shall have the meaning assigned to such term in the Reimbursement Agreement.

     "TOTAL DEBT" shall mean the total of all items of Indebtedness or liability which in accordance with GAAP would be included in determining total liabilities on the liability side of the balance sheet as of the date of determination.

     "UNFUNDED CAPITAL EXPENDITURES" shall mean total capital expenditures minus any corresponding increase in long-term debt or leases, calculated in accordance with GAAP.

                                   ARTICLE II

            MAKING OF THE LOAN: CONDITIONS PRECEDENT TO THE HOLDER'S
                              OBLIGATIONS HEREUNDER

SECTION 201. MAKING OF THE LOAN.

Subject to the provisions of Section 202 hereof, the Holder shall make available to the Borrower the proceeds of the Loan from time to time in accordance with the terms, provisions and conditions of the Note. Provided that no Event of Default has occurred, as the Borrower repays principal under the Note, it shall be permitted to re-borrow until the Maturity Date provided, however, that at no time shall the Principal Balance exceed $800,000.00.

SECTION 202. CONDITIONS.

The Holder shall not be obligated hereunder to make the Loan unless the following conditions shall have been satisfied:

     (A) The Holder shall have received on or before the Closing Date the following all, where applicable, in form and substance satisfactory to the
Holder:

          1.   the executed Note,

          2.   an executed counterpart of this Security Agreement,

          3. (a) the commitment fees of the Holder, if any and (b) the Holder's counsel fees,

          4.   an executed debt subordination agreement from E-Z-EM, Inc.;

          5. the certificates and policies, if available, of insurance required by the Security Agreement accompanied by evidence of the payment of the premiums therefor,

          6. Uniform Commercial Code financing statements or comparable security instruments to evidence or perfect the security interests created or purported to be created by the Security Agreement,

          7. opinion of counsel for the Borrower in form and substance satisfactory to the Holder and its counsel; and

     (B) The Holder's counsel shall have received (and approved as appropriate) on or before the Closing Date copies of:

          (1) With respect to the Borrower, an executed closing certificate together with a certified copy of the articles of incorporation as filed with the New York Secretary of State together with all amendments thereto, a good standing certificate issued by the New York Secretary of State, a certified copy of the by-laws of the Borrower and an approval of the board of directors authorizing the execution and delivery and performance of the Financing Documents, and

          (2) Judgment, Bankruptcy, Lien searches and UCC searches with respect to the Borrower.

                                   ARTICLE III

                       GRANTING CLAUSES; GENERAL COVENANTS

SECTION 3.01. GRANTING CLAUSES. The Borrower, in consideration of the making of the Loan by the Holder and for other good and valuable consideration, receipt of which is hereby acknowledged, and in order to secure (1) the payment of the principal of, premium, if any, and interest on the Note, issued in the original amount of Eight Hundred and 00/100 Dollars ($800,000.00) according to its tenor and effect (2) the payment of all other sums required to be paid hereunder and under the other Financing Documents and (3) the performance and observance by the Borrower of all of the covenants, agreements, representations and warranties herein and in the other Financing Documents (collectively, the "Indebtedness"); and in order to secure the Indebtedness; hereby warrant, assign, mortgage, hypothecate, pledge, and grant a security interest in, set over and confirm unto the Holder and its respective successors and assigns forever, all of the estate, right, title and interest of the Borrower in, to and under any and all assets of the Borrower, including, but not limited to any and all of the following described property (the "Collateral") whether now owned or held or hereafter acquired:

     (A) All office, trade, manufacturing and all other equipment and all goods, including, without limitation, machinery, tools, fixtures, computers, furniture, furnishings, chattels, motor vehicles and other tangible personal property that is not inventory, and all parts, components, attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the above (all of which is collectively called the "Equipment");

     (B) All inventory, including, without limitation, goods acquired or held for sale or lease or furnished or to be furnished under contracts of rental or service, all new materials, work in process, finished goods, returned goods, repossessed goods, all livestock and their young after conception, all crops and timber, and all packaging materials, supplies and containers relating to or used or consumed in connection with any of the foregoing (all of which is collectively called the "Inventory");

     (C) All debts, accounts, claims, demands, moneys and choses in action which now are, or which may at any time be, due or owing to or owned by the Borrower and all books, records, documents, papers and electronically recorded data recording, evidencing or relating to the debts, accounts, claims, demands, moneys and choses in action (all of which is collectively called the "Accounts");

     (D) All documents of title, chattel paper, instruments, securities and money, and all other personal property, of the Borrower that is not Equipment, Inventory or Accounts;

     (E) All patents, trade-marks, copyrights, industrial designs, plant breeder's rights, integrated circuit topographies, trade-names, goodwill, confidential information, trade secrets and know-how, including without limitation, environmental technology and bio-technology, software and any registrations and applications for registration of the foregoing and all other intellectual and industrial property of the Borrower (all of which is collectively called the "Intellectual Property");

     (F) All the Borrower's contractual rights, licenses and all other choses in action of every kind which now are, or which may at any time be due or owing to or owned by the Borrower, and all other intangible property of the Borrower, that is not Accounts, chattel paper, instruments, documents of title, Intellectual Property, securities or money;

     (G) Any and all moneys and securities from time to time held by the Holder under the terms of this Security Agreement, and any and all other Property of every name and nature, from time to time hereinafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred as and for additional security hereunder by the Borrower or by anyone on its behalf or with its written consent in favor of the Holder;

     (H) All proceeds of and any unearned premiums on any insurance policies covering the foregoing, including, without limitation, the right to receive and apply the proceeds of any insurance or judgments, or settlements made in lieu thereof, for damage to any of the foregoing;

     (I) The right, in the name and on behalf of the Borrower, to appear in and defend any action or proceeding brought with respect to the above or any part thereof and to commence any action or proceeding to protect the interest of the Holder with respect thereto;

     (J) All other proceeds of the conversion, whether voluntary or involuntary, of the above or any other Property or rights encumbered or conveyed hereby into cash or liquidated claims, including, without limitation, all title insurance, hazard insurance, Condemnation and other awards; and

     (K) All extensions, additions, substitutions and accessions with respect to any of the foregoing.

TO HAVE AND TO HOLD the foregoing Collateral unto the Holder and its successors and assigns forever.

SECTION 3.02. SECURITY AGREEMENT. The Collateral includes all rights and interest, whether tangible or intangible in nature, of the Borrower in the Collateral. This Security Agreement shall constitute a security agreement under the Uniform Commercial Code of the State so that the Holder shall have and may enforce a security interest in any or all of the Collateral, such security interest to attach at the earliest moment permitted by law and also to include and attach to all additions and accessions thereto, all substitutions and replacements therefor, all proceeds thereof, including insurance and Condemnation proceeds, and all contract rights, rental or lease payments and general intangibles of the Borrower obtained in connection with or relating to the Collateral as well as any and all items of Property in the foregoing classifications which are hereafter acquired. The Borrower shall, at the request of the Holder, deliver to the Holder, any and all further instruments which the Holder shall require in order to further secure and perfect the Lien of the Security Agreement. Pursuant to the Uniform Commercial Code of the State, the Borrower hereby authorizes the Holder to execute and file UCC Financing Statements and continuation statements, at the expense of the Borrower, without the necessity of the Borrower's signature as debtor if the Holder shall determine that such are necessary or advisable in order to perfect its security interest in any of the Collateral covered by this Security Agreement, and shall pay to the Holder, on demand, any expenses incurred by the Holder in connection with the preparation, execution and filing of such statements and any continuation statements that may be filed by the Holder without the necessity of the Borrower's signature as debtor.

SECTION 3.03. PERFORMANCE OF COVENANTS. The Borrower hereby covenants that it will faithfully observe and perform, or cause to be observed and performed, at all times any and all covenants, undertakings, stipulations and provisions on their respective parts to be observed or performed contained in the Security Agreement and in the other Financing Documents, including, but not limited to, the obligation to make all payments due and owing under the Note at the time and in the manner set forth therein.

SECTION 3.04. PRIORITY OF LIEN OF SECURITY AGREEMENT; DISCHARGE OF LIENS AND ENCUMBRANCES. (A) The Borrower hereby covenants that the Borrower is lawfully seized of the estate conveyed hereby and has the right to grant a security interest in and

Lien on the Collateral, and Borrower will warrant and defend title to the Collateral against all claims and demands.

     (B) The Borrower shall not permit or create or suffer to be permitted or created any Lien, except for Permitted Encumbrances, upon the Collateral or any part thereof.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

     (A) (1) The Borrower has good, marketable and insurable title to the Collateral, subject only to Permitted Encumbrances and (2) this Security Agreement is and will remain a valid and enforceable Lien on the Collateral;

     (B) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, possesses full power and authority to consummate the transactions contemplated hereby and is authorized to conduct business in the State of New York and in all other jurisdictions wherein the nature of its activities requires such;

     (C) No approval or other action by any Governmental Authority is required in connection with the execution or performance by the Borrower of the Financing Documents;

     (D) The financial statements of the Borrower, if any, heretofore delivered to the Holder are true and correct in all respects, have been prepared in accordance with GAAP, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof;

     (E) The Financing Documents and all other documents to be executed by the Borrower in connection therewith, when executed and delivered by the respective parties thereto, will constitute valid and binding obligations of the Borrower. The execution and delivery by the Borrower of the Financing Documents and the performance of the Financing Documents by the Borrower (1) have been authorized by all necessary corporate action and (2) do not and will not conflict with, or result in any breach of, or constitute a default under the Borrower's articles of incorporation or by-laws or any indenture, mortgage, deed of trust, bank loan or credit agreement or any other agreement or instrument to which the Borrower is a party or by which the Borrower or any of its Property may be bound or affected for which a valid consent has not been secured, or result in the creation of any Lien (other than that created by the Financing Documents) upon or with respect to any Property of the Borrower,

     (F) There has been no material adverse change in the business, Property or financial condition, taken as a whole, of the Borrower from that shown on the financial statements delivered heretofore to the Holder;

     (G) There are no actions, suits or proceedings at law or in equity, or before or by any Governmental Authority, pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Collateral or which may materially adversely affect the financial condition of the Borrower or involving the validity or enforceability of the Financing Documents or the priority of the Liens thereof, and to the Borrower's knowledge it is not in default with respect to any order, writ, judgment, decree or demand of any court or any Governmental Authority;

     (H) There is no default under the Financing Documents and no event has occurred and is continuing which with notice or the passage of time or either would constitute a default under any thereof;

     (I) All Federal, state, county, municipal and city income and other tax returns and other reports and documents required to have been filed by the Borrower have been filed or alternatively the Borrower has procured lawful extensions to file such and the Borrower has paid all fees and taxes which have become due pursuant to such returns, reports and documents or pursuant to any assessments received by the Borrower, and the Borrower knows of no basis for any additional assessment in respect of any such taxes; and

     (J) No Reportable Event or Prohibited Transaction (as defined in Section 4975 of the Internal Revenue Code) has occurred and is continuing with respect to any Plan and the Borrower has not incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA).

                                   ARTICLE IV

                            COVENANTS OF THE BORROWER

SECTION 401. AFFIRMATIVE COVENANTS OF THE BORROWER WITH THE HOLDER.

The Borrower covenants with the Holder as follows:

     (A) It will pay to the Holder the Holder's commitment fee and its counsel fees and expenses promptly upon receipt of bills therefor submitted by the Holder at the Closing and will pay all costs and expenses required to satisfy the conditions of this Security Agreement; without limiting the generality of the foregoing, the Borrower will pay (from moneys advanced hereunder or otherwise):

          (1) all taxes (other than the Holder's income taxes), filing and recording expenses, including documentary stamp and intangible taxes, if any;

          (2) the fees and commissions, if any, lawfully due to brokers in connection with this transaction; and

          (3)  Appraisal fees, if any;

     (B) It will cause all conditions to the Closing set forth herein to be satisfied;

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

     (C) It will indemnify the Holder from claims of brokers arising by reason of the Borrower's acts in connection with the execution and delivery hereof and of the other Financing Documents executed by it or the consummation of the transactions contemplated hereby or thereby and from expenses incurred by the Holder in connection with any such claims (including reasonable attorneys' fees) and each of the Holder and the Borrower represent that it has not dealt with any broker in connection with the Loan nor is aware of such claims of brokers;

     (D) It will deliver to the Holder on demand, certified copies of any contracts, bills of sale, statements, receipted vouchers or agreements, under which the Borrower claims title to any materials, fixtures or articles subject to the Lien of the Security Agreement;

     (E) The Holder may apply amounts due hereunder in accordance with the terms hereof and amounts so applied shall be deemed part of the Loan and shall be secured by the Security Agreement;

     (F) It will transmit to the Holder, immediately upon receipt thereof, any material communication adversely affecting the Holder's security and will promptly respond fully to any inquiry of the Holder made with respect thereto;

     (G) It will promptly respond fully to any inquiry made by the Holder with respect to the Note or the other Financing Documents or the transactions contemplated thereby;

     (H) It will notify the Holder of any material adverse change in the financial condition or business of the Borrower and furnish such other information concerning its financial condition and business as may be reasonably requested by the Holder from time to time;

     (I) It will inspect the Collateral including the right to conduct field examinations thereof at such times as the Holder may determine in its discretion, the cost of which inspections and examinations should be borne by the Borrower;

     (J) It will give written notice to the Holder within ten (10) days of becoming aware of any condition or event which constitutes an event of default beyond any applicable grace or cure period with respect to other outstanding debt of the Borrower;

     (K) It will at all times keep adequate books and records, in accordance with GAAP so that at any time, and from time to time, its financial condition may be readily determined in all material respects; and, at Holder's request, make and take away copies thereof;

     (L) It will as soon as practicable after the end of each fiscal quarter in each fiscal year, except the last, commencing with the fiscal quarter ended August 31, 2002 and in any event within forty five (45) days thereafter, furnish to the Holder financial statements of the Borrower for such quarter, certified as complete and correct by the principal financial officer of the Borrower, subject to changes resulting from year-end adjustments;

     (M) It will as soon as practicable after the end of each fiscal year, commencing with the fiscal year ending on or about May 31, 2003 and in any event within one hundred twenty (120) days thereafter, furnish to the Holder (i) annual revenue and expense budget for the current fiscal year including the assumptions underlying the forecasts forming the basis thereof, and accounts receivable aging report, each prepared by the Borrower, together with copies of filed federal income tax returns including all schedules and (ii) annual statement of condition of the Borrower as of the end of such year, and statements of cash flows and changes in financial position and/or changes in fund balances as applicable of the Borrower for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified as complete and correct by the principal financial officer of the Borrower, accompanied by a report and an unqualified opinion of independent certified public accountants of recognized standing, selected by the Borrower and satisfactory to the Holder, which report and opinion shall be audited and prepared in accordance with GAAP

     (N) It will not later than August 15th of each calendar year, furnish to the Holder a certificate on behalf of the Borrower of the chief financial officer to the effect that, to the best knowledge of the Borrower, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Borrower proposes to take with respect thereto, which certificate shall set forth the calculation of the calculations required to establish compliance with the provisions of subsection (O) of this Section 401;

     (O)  It will maintain (1) a minimum Fixed Charge Coverage Ratio of 1.25 to
1.00 calculated as of each May 31st and November 30th based upon the most recently concluded four fiscal quarters of the Borrower and (2) a minimum Interest Coverage Ratio of 2.00 to 1.00 calculated as of each May 31st and November 30th based upon the most recently concluded four fiscal quarters of the Borrower.

In calculating the foregoing ratios for the periods ending November 30th, 2002 and May 31st, 2003, (i) principal shall be determined using the current maturities of long term debt (in accordance with GAAP) on a pro-forma basis for the twelve months following the Closing Date, (ii) Cash Interest Expense shall be calculated as the pro-forma Cash Interest Expense for the twelve months following the Closing Date (utilizing the appropriate amortization schedules and interest rates for the Indebtedness, including the fixed rate achieved under the SWAP Agreement and all Letter of Credit Fees and related fees) and (iii) thereafter both principal and Cash Interest Expense shall be calculated on the actual principal and Cash Interest Expense, respectively, for the period in question.

     (P) It will promptly inform the Holder of any pending or threatened litigation against the Borrower or affecting any of the Borrower's property, if such litigation or potential litigation could reasonably be expected to have a material adverse effect on the Borrower's financial condition or to cause an event of default;

     (Q) It will preserve and maintain its corporate existence, all rights, licenses, privileges, franchises, certificates and the like necessary for the operation of its business and the maintenance of its existence where the failure to maintain the same is reasonably expected to have a material adverse effect upon the Borrower, and promptly and properly comply with all laws, statutes, ordinances and governmental regulations applicable to it or to any of its property, business operations and transactions where the failure to comply with the same is reasonably expected to have a material adverse effect upon the Borrower;

     (R) It will maintain, with financially sound and reputable insurance companies or associations, workmen's compensation insurance, liability insurance, and extended coverage and any other insurance of the kinds usually carried by companies engaged in business similar to that of the Borrower, in an amount not less than full replacement cost on its present and future properties normally covered by insurance (less reasonable deductibles), against such casualties, risks and contingencies as are customarily insured against, and at the Holder's request, deliver to the Holder evidence of the maintenance of such insurance;

     (S) It will promptly pay when due any and all taxes, lawful claims (whether for labor, materials or otherwise), assessments and governmental charges upon the Borrower or against any of the Borrower's property, unless the same is being contested in good faith by appropriate proceedings and reserves consistent with GAAP have been established therefore;

     (T) It will maintain all of its tangible property in good condition and repair, and make all necessary replacements thereof where the failure to do so would have a material adverse effect upon the Borrower or upon the value of the Collateral; and

     (U) It will maintain with the Holder all of the Borrower's operating and cash management accounts.

SECTION 402. NEGATIVE COVENANTS OF THE BORROWER WITH THE HOLDER.

The Borrower covenants with the Holder as follows:

     (A) It shall not mortgage, assign, hypothecate, grant a security interest in, or encumber any of the Collateral, except for Permitted Encumbrances;

     (B) It shall not endorse, guarantee, or otherwise become surety for or contingently liable upon the obligations of any Person (provided, however, that the foregoing shall not apply to endorsements of negotiable instruments by the Borrower in the ordinary course of business);

     (C) It shall not sell, assign, lease, exchange or otherwise dispose of any of its assets used or useful in its business, except inventory or obsolete or unused equipment in the ordinary course of business;

     (D) It shall not sell any of its assets to any other Person with the understanding or agreement that such assets shall be leased back to the Borrower;

     (E) It shall not make any loans or advances except for advances to employees in the ordinary course of business, or sell any of its accounts receivables with or without recourse;

     (F)  It shall not change its fiscal year or methods of accounting;

     (G) It shall not assign or transfer, or attempt to so do, any of its rights, powers, duties or obligations arising pursuant to this Security Agreement;

     (H)  It shall not make any distributions or payments of dividends;

     (I) It shall not reorganize, merge or consolidate with, or acquire, directly or indirectly, all or substantially all of the assets, property or stock of any Borrower, person or other entity, sell all or substantially all of its assets or approve a sale of all or substantially all of its stock or make any other substantial change in its capitalization or character of its business, without the express written consent of the Holder,

     (J) It shall not directly or indirectly, engage in any business other than that currently engaged in by the Borrower, discontinue any of its existing lines of business which materially contribute to the Borrower's operations, or substantially alter its method of doing business;

     (K) It shall not suffer any change in the management or ownership of the Borrower; and

     (L) It shall not, directly or indirectly, create, incur, or assume Indebtedness, or otherwise become, be, or remain liable with respect to, any Indebtedness in excess of $100,000.00 in the aggregate during any fiscal year, provided that the foregoing restrictions shall not apply to:

          (1) the Indebtedness evidenced hereunder and any other Indebtedness now or hereafter payable by the Borrower to the Holder or any affiliate of the Holder;

          (2) existing Indebtedness which is reflected on the Borrower's financial statements referred to in Section 3.01 (F) hereof; or

(3)  Indebtedness of the Borrower evidenced by the Bonds; or

     (M) It shall not make any payments of any kind to any other Person, including any Affiliate of the Borrower, except for payments in the ordinary course of business. Any Indebtedness due and owing E Z-EM, Inc. from the Borrower (hereinafter the "Subordinated Indebtedness") shall be fully subordinated to the repayment by the Borrower of all amounts due and owing to the Holder hereunder and under the other Financing Documents. Provided that no Event of Default has occurred, the Borrower may make payments of principal and interest with respect to the Subordinated Indebtedness on a semi-annual basis provided that after giving effect to such payment on a pro-forma basis, the Borrower shall be in full compliance with all of the terms, provisions and conditions set forth herein and in the other Financing Documents.

                                    ARTICLE V

                 MAINTENANCE, MODIFICATION, TAXES AND INSURANCE

SECTION 5.01. MAINTENANCE AND MODIFICATIONS OF COLLATERAL. The Borrower agrees that during the period that the Note are outstanding it will (1) keep that portion of the Collateral constituting tangible property in good condition and repair and preserve the same against waste, loss, damage and depreciation, ordinary wear and tear excepted, and (2) make all necessary repairs and replacements to such portions of the Collateral or any part thereof (whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen).

SECTION 5.02. TAXES, ASSESSMENTS AND UTILITY CHARGES. (A) The Borrower shall pay or cause to be paid, as the same respectively become due, (1) all taxes and governmental charges of any kind whatsoever which may at any time be lawfully assessed or levied against or with respect to the Collateral, (2) all utility and other charges, including "service charges", incurred or imposed for the operation, maintenance, use, occupancy, upkeep and improvement of the Collateral, and (3) all assessments and charges of any kind whatsoever lawfully made by any Governmental Authority for public improvements, provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated hereunder to pay only such installments as are required to be paid during all periods that sums payable by the Borrower hereunder are due and owing.

     (B) Notwithstanding the provisions of subsection (A) of this Section 5.02, the Borrower may in good faith actively contest any such taxes, assessments and other charges, provided that the Borrower shall have paid such taxes, assessments and other charges if required by law to do so or provided that (1) the Borrower first shall have notified the Holder in writing of such contest,
(2) no Event of Default exists hereunder or under the other Financing Documents,
(3) the Borrower shall have set aside adequate reserves for any such taxes, assessments and other charges and at the option of the Holder shall have pledged such reserves to the Holder, and (4) the Borrower demonstrates to the reasonable satisfaction of the Holder that the nonpayment of any such items will not materially endanger the Lien of the Security Agreement in any part of the Collateral. Otherwise, such taxes, assessments or other charges shall be paid promptly by the Borrower or, at the Borrower's option, secured by the Borrower's posting a bond in form and substance satisfactory to the Holder.

SECTION 5.03. INSURANCE REQUIRED. At all times that the Note are outstanding, the Borrower shall maintain insurance with respect to the Collateral against such risks and for such amounts as are customarily insured against by businesses of like size and type, paying, as the same become due and payable, all premiums with respect thereto, including, but not necessarily limited to:

     (A) Insurance protecting the interests of the Borrower as insured and the Holder as loss payee, as their interests may appear, against loss or damage to the Collateral by fire, lightning, vandalism, malicious mischief and other perils and casualties normally insured against with a uniform extended coverage endorsement, such insurance at all times to be in an amount not less than the unpaid principal amount of the Note outstanding; provided, however, that the Borrower may, with the consent of the Holder (such consent not to be unreasonably withheld or delayed) insure all or a portion of the Collateral under a blanket insurance policy or policies covering not only the Collateral or portions thereof but other Property.

     (B) To the extent applicable, workers' compensation insurance, disability benefits insurance and such other forms of insurance which the Borrower is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the Borrower.

     (C) Insurance protecting the Borrower and the Holder against loss or losses from liabilities imposed by law or assumed in any written contract and arising from personal injury or death or damage to the property of others caused by any accident or occurrence, with limits of not less than $2,000,000 per person per accident or occurrence on account of personal injury, including death resulting therefrom, and $2,000,000 per accident or occurrence on account of damage to the property of others, excluding liability imposed upon the Borrower by any applicable workers' compensation law, and a separate commercial umbrella liability policy in excess of the basic coverage stated above protecting the Borrower and the Holder with a limit of not less than $5,000,000.

     (D) If requested by the Holder, policies of insurance against loss or damage to any air conditioning, heating or ventilation system, steam boilers or other high pressure machinery, if any, as well as such other equipment as the Holder shall designate, in an amount satisfactory to the Holder.

     (E) Other insurance coverage required by any Governmental Authority in connection with any Requirement.

SECTION 5.04. ADDITIONAL PROVISIONS RESPECTING INSURANCE. All insurance required by Section 5.03 hereof shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by the Borrower and authorized to write such insurance in the State and satisfactory to the Holder. The Borrower or companies issuing the policies required by Sections 5.03(A) shall be rated "A" or better by A.M. Best Co., Inc. in the most recent edition of Best's Key Rating Guide. Such insurance may be written with deductible amounts comparable to those on similar policies carried by other companies engaged in businesses similar in size, character and other respects to those in which the Borrower is engaged. All policies evidencing such insurance shall name the Borrower as insured and the Holder as mortgagee and loss payee under a lender's loss payable endorsement, as their interests may appear, and provide for at least thirty (30) days' written notice to the Borrower and the Holder prior to cancellation, lapse, reduction in policy limits or material change in coverage thereof. The insurance required by Sections 5.03(A) and 5.03(D) hereof shall be fully paid for and shall contain a standard noncontributory mortgagee endorsement in favor of the Holder as mortgagee and loss payee. All insurance required hereunder shall be in form, content and coverage satisfactory to the Holder. Certificates satisfactory in form and substance to the Holder to evidence all insurance required hereby shall be delivered to the Holder on or before the Closing Date. The Borrower shall deliver to the Holder on or before the first Business Day of each calendar year thereafter a certificate dated not earlier than the immediately preceding December 1 reciting that there is in full force and effect, with a term covering at least the next succeeding calendar year, insurance in the amounts and of the types required by Sections 5.03 and 5.04 hereof. At least thirty (30) days prior to the expiration of any such policy, the Borrower shall furnish to the Holder evidence that the policy has been renewed or replaced or is no longer required hereby.

     (B) All premiums with respect to the insurance required by Section 5.03 hereof shall be paid by the Borrower, provided, however, that if the premiums are not timely paid, the Holder may pay such premiums and the Borrower shall pay immediately upon demand all sums so expended by the Holder, together with interest, to the extent permitted by law, at the Default Rate from the date on which such payment was due until the date on which the payment is made.

     (C) The Borrower shall give the Holder prompt notice of any loss covered by the insurance required in this Article, and any Net Proceeds of insurance claims received by the Borrower shall promptly be paid over to the Holder to be held by the Holder in accordance with the provisions of Section 5.05 hereof.

     (D) (1) The Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under Section 5.03 unless the Holder is included therein as a named insured with loss payable to Holder under a standard non-contributory mortgage endorsement of the above described character. The Borrower shall immediately notify the Holder whenever any such separate insurance is taken out and shall promptly deliver to the Holder the policy or policies of such insurance.

          (2) Each of the policies required pursuant to Section 5.03 hereof shall waive any right of subrogation against any Person insured under such policy, and shall waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Person insured under such policy.

SECTION 5.05. APPLICATION OF NET PROCEEDS OF INSURANCE. The Net Proceeds of the insurance carried pursuant to the provisions of Section 5.03 hereof shall be applied as follows: (A) the Net Proceeds of the insurance required by Section 5.03(A) and 5.03(D) hereof shall be paid to the Holder and applied toward payment of Debt Service Payments payable pursuant to the Note and the payment of the Borrower's obligations hereunder and (B) the Net Proceeds of the insurance required by Section 5.03(B), 5.03(C) and 5.03(F) hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT DEFINED. The following shall be "Events of Default" under the Security Agreement and the terms "Event of Default" or "default" shall mean, whenever they are used in the Security Agreement, anyone or more of the following events:

     (A) If the Borrower fails to comply with any of the covenants, conditions or agreements made, or to be observed, by it in the Security Agreement, other than a covenant, condition or agreement specified in subsection (B) below, and such failure shall have continued for a period of thirty (30) days following written notice thereof;

     (B) Notwithstanding the foregoing subsection (A) above, the following shall be immediate Events of Default for which there shall be no cure period under this Section:

          (1) if a default by the Borrower occurs in the due and punctual payment of any amounts specified to be paid herein or under any of the other Financing Documents (other than any amounts payable on the Maturity Date or any earlier date on which the entire Principal

Balance together with all accrued but unpaid interest and all other sums evidenced or secured by the Financing Documents shall be due and payable in full);

          (2) if the Borrower fails to pay any amount due on the Maturity Date or any earlier date on which the entire Principal Balance together with all accrued but unpaid interest and all other sums evidenced or secured by the Financing Documents shall be due and payable in full;

          (3) if the Borrower fails to comply with any of the covenants made by it in the Security Agreement for which a specific time period is set forth;

          (4)  if the Borrower should fail to comply with the provisions of
Section 401 (O) or Section 402 hereof;

          (5) if an Event of Default or a default beyond any applicable grace or cure period under any of the other Financing Documents shall occur;

          (6) if at any time any material representation or warranty made by the Borrower herein or in any other instrument or document delivered by the Borrower to the Holder in connection with the Note shall be incorrect in a material manner;

          (7) if at any time any insurance policy required to be maintained pursuant to any of the Financing Documents shall be canceled, terminated or lapse and shall not have been replaced prior to the effective date of such cancellation, termination or lapse by a policy covering the same matters as the lapsed policy, which new policy shall comply with all requirements in the Financing Documents relating to such type of insurance;

          (8) if the Borrower shall assign or conveyor attempt to assign or convey any of its rights, duties or obligations under the Security Agreement or the other Financing Documents;

          (9) if the Borrower shall mortgage, grant a security interest with respect to, encumber or otherwise transfer or convey all or any portion of the Collateral or any interest therein, except as permitted under the terms of this Security Agreement or the other Financing Documents;

          (10) if by order of a court of competent jurisdiction a custodian, trustee, receiver or liquidator of the Collateral or any part thereof, or of the Borrower, shall be appointed and such order shall not be discharged or dismissed within sixty (60) days after such appointment;

          (11) (1) the dissolution or winding-up of the Borrower; (2) the filing by the Borrower of a voluntary petition under Title 11 of the United States Code or any other federal or state bankruptcy statute; (3) the failure by the Borrower within ninety (90) days to lift any execution, garnishment or attachment of such consequence as will impair the Borrower's ability to carry out its obligations hereunder; (4) the commencement of a case under Title II of the United States Code against the Borrower as the debtor or commencement under any other federal or state bankruptcy statute of a case, action or proceeding against any of the foregoing and
                                     - 19 -
continuation of such case, action or proceeding without dismissal for a period of ninety (90) days; (5) the filing, grant or entry of any order for relief by a court of competent jurisdiction under Title 11 of the United States Code or any other federal or state bankruptcy statute with respect to the debts of the Borrower; or (6) in connection with any insolvency or bankruptcy case, action or proceeding, appointment by final order, judgment or decree of a court of competent jurisdiction of a receiver or trustee of the whole or a substantial portion of the Collateral or of the Borrower unless such order, judgment or decree is vacated, dismissed or dissolved within ninety (90) days of its issuance;

          (12) if any final judgment or a series of final judgments for the payment of money in excess of $10,000 in the aggregate not covered by insurance shall be rendered against the Borrower and the Borrower shall not discharge the same or cause it to be discharged within sixty (60) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal;

          (13) if a notice of federal or state tax lien which affects title to the Collateral is filed and not discharged or removed from the record within sixty (60) days of such filing;

          (14) if the Borrower shall default beyond any applicable grace or cure period under any other agreement or document now or hereafter in effect with the Holder; or

          (15) if a material adverse change, in the sole judgment of the Holder reasonably exercised, in the identity, control, condition or operations, financial or otherwise, of the Borrower shall occur.

SECTION 6.02. ACCELERATION; ANNULMENT OF ACCELERATION. (A) Upon the occurrence of an Event of Default hereunder, the Holder may, by notice in writing delivered to the Borrower declare the whole of the Indebtedness immediately due and payable, whereupon the same shall become and be immediately due and payable, anything in the Security Agreement or any other Financing Documents to the contrary notwithstanding. In such event, there shall be due and payable the total amount of Indebtedness plus all accrued but unpaid interest thereon and all interest which will accrue thereon to the date of payment.

     (B) At any time after the principal of the Note shall have been so declared to be due and payable and before the entry of final judgment or decree in any suit, action or proceeding instituted on account of such default, or before the completion of the enforcement of any other remedy under the Security Agreement, the Holder may at its option annul such declaration and its consequences. No such annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 6.03. ENFORCEMENT OF REMEDIES. (A) Upon the occurrence and continuance of any Event of Default, the Holder may proceed forthwith to protect and enforce its rights under the Security Agreement, and the other Financing Documents by such suits, actions or proceedings as it shall deem appropriate, including, without limitation, an action to foreclose the Lien of the Security Agreement, in which case the Collateral or any interest therein may be sold for cash or credit in one or more interests and in any order or manner.

     (B) The Holder may sue for, enforce payment of and receive any amounts due or becoming due from the Borrower for principal, premium, if any, interest or otherwise under any of the provisions of the Security Agreement or the other Financing Documents, without prejudice to any other right or remedy of the Holder.

     (C) Regardless of the happening of an Event of Default, the Ho1der may institute and maintain such suits and proceedings as it may be advised shall be necessary or expedient to prevent any impairment of the security under the Security Agreement by any acts which may be unlawful or in violation of the Security Agreement, or to preserve or protect the interests of the Holder.

     (D) The Holder shall have the right to appear in and defend any action or proceeding brought with respect to the Collateral and to bring any action or proceeding, in the name and on behalf of the Borrower, which the Holder, in its discretion, determines should be brought to protect their interests in the Collateral.

     (E) Upon the occurrence and continuance of any Event of Default hereunder, the Borrower, upon demand of the Holder, shall forthwith surrender the possession of, and it shall be lawful for the Holder, to take possession of, all or any part of the Collateral, together with the books, papers and accounts of the Borrower pertaining thereto, and to hold, operate and manage the same, and from time to time to make all needed repairs and improvements as the Holder shall deem wise; and the Holder may sell the Collateral or any part thereof, or lease the Collateral or any part thereof in the name and for the account of the Borrower, collect, receive and sequester the rents, revenues, earnings, income, products and profits therefrom, and pay out of the same all proper costs and expenses of taking, holding leasing, selling and managing the Collateral, including reimbursement for expenses reasonably and actually incurred by the Holder and its agents and counsel, and any charges of the Holder hereunder, and any taxes and other charges prior to the Lien of the Security Agreement which the Holder may deem it wise to pay, and any expenses of such repairs and improvements, and apply the remainder of the moneys so received in accordance with the provisions of Section 5.05 hereof.

     Whenever all that is due under the Note shall have been paid and all defaults made good, the Holder shall surrender possession to the Borrower; the same right of entry, however, to exist upon any subsequent Event of Default.

     (F) The Holder may exercise any and/or all of the rights and remedies available to a secured party under the New York Uniform Commercial Code in such order and in such manner as the Holder, in its sole discretion, may determine; provided, however, that the expenses of retaking, holding, preparing for sale or the like as provided thereunder shall include reasonable attorneys' fees and other actual expenses of the Holder and shall be additionally secured by this Security Agreement.

     (G) Notwithstanding anything herein contained to the contrary, the Borrower or anyone claiming through or under either of them (1) will not (a) at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Collateral or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of the Security Agreement, (b) claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Collateral, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision hereof, or pursuant to the decree, judgment or order of any court of competent jurisdiction, or (c) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the Property so sold or any part thereof, (2) hereby expressly waive all benefit or advantage of any such law or laws, and (3) covenant not to hinder, delay or impede the execution of any power herein granted or delegated to the Holder, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. The Borrower for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Collateral marshaled upon any foreclosure hereof.

SECTION 6.04. APPOINTMENT OF RECEIVERS. Upon the occurrence of an Event of Default hereunder and upon the filing of a suit or commencement of other judicial proceedings to enforce the rights of the Holder under the Security Agreement, the Holder shall be entitled, as a matter of right, without notice and without regard to the adequacy of any security for the debt secured hereby, to the appointment of a receiver or receivers of the Collateral and of the revenues and receipts thereof, pending the conclusion of such proceedings and any appeal therefrom, with such powers as the court making such appointment shall confer. The receiver shall be entitled to occupational rent from an owner/occupant and may upon nonpayment of said rent evict the owner/occupant.

SECTION 6.05. APPLICATION OF MONEYS. The Net Proceeds received by the Holder or pursuant to any right given or action taken under the provisions of this Article VI shall, during the continuance of an Event of Default hereunder, be applied
(A) first, to the payment of the fees, costs and expenses reasonably incurred by the Holder to operate the Collateral and protect and enforce its rights hereunder and under the other Financing Documents, including reasonable attorney's fees; (B) second, to the payment of all installments of interest then due and payable on the Note; (C) third, to the payment of unpaid principal of and premium, if any, on the Note, whether or not then due and payable; (D) fourth, to the payment of any sum or charge (other than principal or interest) evidenced or secured by the Security Agreement and all interest payable thereon;
(E) fifth, to the payment of interest on principal amounts then due and payable under any other Financing Document; and (F) sixth, the balance thereof to be applied in reduction of principal amounts then due and payable under or any other Financing Document, with any excess remaining to be paid to the Borrower. The Holder reserves the right to apply such Net Proceeds in any other fashion as is shall determine.

SECTION 6.06. REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under the Security Agreement or under any other Financing Document now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Holder to exercise any remedy reserved to it of them in this Article VI, it shall not be necessary to give any notice, other than such notice as may be expressly required in the Security Agreement.

SECTION 6.07. TERMINATION OF PROCEEDINGS. In case any proceeding taken by the Holder on account of any Event of Default shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Holder, then the Holder and the Borrower shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Holder shall continue as if no such proceeding had been taken.

SECTION 6.08. WAIVER AND NON-WAIVER OF EVENT OF DEFAULT. (A) The Holder may, in its discretion, agree to waive, in writing, any Event of Default hereunder and its consequences and annul any acceleration in accordance with Section 6.02 hereof. No such waiver shall extend to or affect any other existing or any subsequent Event of Default.

     (B) The failure of the Holder to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of the Security Agreement. The Borrower shall not be relieved of the Borrower's obligations hereunder by reason of (1) failure of the Holder to comply with any request of the Borrower to take any action to foreclose the Security Agreement or otherwise enforce any of the provisions hereof, (2) the release, regardless of consideration, of the whole or any part of the Collateral, or (3) any agreement or stipulation by the Holder extending the time of payment or otherwise modifying or supplementing the terms of the Security Agreement or any of the other Financing Documents. The Holder may resort for the payment of the Indebtedness to any other security held by the Holder pursuant to the Financing Documents in such order and manner as the Holder, in its discretion, may elect. The Holder may take action to recover the Indebtedness, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of the Holder thereafter to foreclose the Security Agreement. The rights of the Holder under the Security Agreement shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of the Holder shall be construed as an election to proceed under anyone provision herein to the exclusion of any other provision. No waiver of any right of the Holder shall be effective unless it is in a writing signed by an officer of the Holder.

SECTION 6.09. REPAYMENT AND SECURING OF EXPENSES PAID BY THE HOLDER. In the event the Holder shall pay any premiums on any policies of insurance required to be maintained or procured by Section 5.03 hereof, or in the event the Holder shall expend any funds for the payment of any unpaid taxes or assessments upon the Collateral, or expend any funds in payment of any unpaid installments under any applicable agreement for payments in lieu of taxes with any taxing entity or pay or perform any other obligation of the Borrower under any of the Financing Documents, then in any such event such payment shall be deemed to be secured by the Security Agreement and shall be payable to the Holder in the manner provided and with interest as provided herein, or if not so provided therein, shall be payable on demand as an additional payment under the other Financing Documents with interest at the rate of the Default Rate or the minimum amount permitted by law, whichever is less.

SECTION 6.10. OTHER ACTIONS BY THE HOLDER. Regardless of the happening of an Event of Default, the Holder may institute and maintain such suits and proceedings as it shall deem necessary or expedient to prevent any impairment of the security under the Security Agreement by any acts which may be unlawful or in violation of the Security Agreement, or to preserve or protect the interests of the Holder.

                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.01. LIMITATION OF RIGHTS. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from the Security Agreement or the other Financing Documents is intended or shall be construed to give to any Person, other than the parties hereto or thereto, and their successors and assigns, any right, remedy or claim under or with respect to the Security Agreement or any covenants, conditions and provisions herein contained. The Security Agreement and all of the covenants, conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their successors and assigns as herein provided.

SECTION 7.02. LAWS. If any law or ordinance is enacted or adopted which imposes a tax, either directly or indirectly, on the Security Agreement, the Borrower will pay, or cause to be paid, such tax, with interest and penalties thereon, if any.

SECTION 7.03. REVENUE STAMPS. If at any time any Governmental Authority shall require revenue or other stamps to be affixed to the Security Agreement, the Borrower will pay, or cause to be paid, the same, with interest and penalties thereon, if any.

SECTION 7.04. FURTHER ASSURANCE. The Borrower will execute and procure for the Holder and cause to be done any further conveyances, instruments or acts of further assurance as the Holder shall reasonably require to perfect the security of the Holder in the Collateral intended now or hereafter to be covered by the Security Agreement or otherwise for carrying out the intention of facilitating the performance of the terms of the Security Agreement.

SECTION 7.05. SATISFACTION OF SECURITY AGREEMENT. Upon the payment in full of all of the amounts due under the Note, if the Borrower has performed and observed all the covenants to be performed and observed hereunder and have performed all obligations under the other Financing Documents to which they are parties, the Holder by acceptance of the Security Agreement, agrees to execute and deliver, any and all instruments necessary and/or appropriate to discharge the Lien of the Security Agreement of record and to terminate UCC Financing Statements.

SECTION 7.06. SEVERABILITY. (A) If any provision of the Security Agreement shall, for any reason, be held or shall, in fact, be inoperative or unenforceable in any particular case, such circumstance shall not render the provision in question inoperative or unenforceable in any other case or circumstance or render any other provision herein contained inoperative or unenforceable.

     (B) The invalidity of anyone or more phrases, sentences, clauses, paragraphs or sections in the Security Agreement shall not affect the remaining portions of the Security Agreement or any part thereof.

SECTION 7.07. NOTICES. An notices, certificates and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when (A) sent to the applicable address stated below by registered or certified mail, return receipt requested, postage prepaid, or by such other means (including, without limitation, overnight delivery) as shall provide the sender with documentary evidence of such delivery, or (B) delivery is refused by the addressee, as evidenced by the affidavit of the Person who attempted to effect such delivery or such other evidence of such attempted delivery. The addresses to which notices, certificates and other communications hereunder shall be delivered are as follows:

TO THE BORROWER:

Angiodynamics, Inc.
603 Queensbury Avenue
Queensbury, New York 12804
Fax Number: 518-798-3625
Attention: Eamonn P. Hobbs and Joseph Gerardi

WITH A COPY TO:

Bond Schoeneck & King PLLC
111 Washington Avenue
Albany, New York 12210
Fax Number: (518) 462-7441
Attention: Kevin J. Kelley, Esq.

TO THE HOLDER:

KeyBank National Association
66 South Pearl Street
Albany, New York 12207
Fax Number: (518) 257-8587
Attention: Bryant J. Cassella, Vice President

WITH A COPY TO:

Lemery Greisler LLC
10 Railroad Place
Saratoga Springs, New York 12866
Fax Number: (518) 581-8823
Attention: James A. Canninucci, Esq.

The Borrower and the Holder may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates and other communications shall be sent.

SECTION 7.08. COUNTERPARTS. The Security Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 7.09. TABLE OF CONTENTS AND SECTION HEADINGS NOT CONTROLLING The table of contents and the headings of the several articles and sections of the Security Agreement have been prepared for convenience of reference only and shall not control, affect the meaning of or be taken as an interpretation of any provision of the Security Agreement.

SECTION 7.10. AMENDMENT, ETC. Neither the Security Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

SECTION 7.11. WAIVER OF NOTICE. Whenever in the Security Agreement the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the Person or Persons entitled to receive such notice.

SECTION 7.12.  INDEMNIFICATION; SUBROGATION; WAIVER OF OFFSET.

     (A) The Borrower shall indemnify, defend and hold the Holder harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Loan claiming to have dealt with the Borrower, and (ii) against any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs, and expenses (including its reasonable attorneys' fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be imposed on or incurred by the Holder at any time pursuant either to a judgment or decree or other order entered into by a court or administrative agency or to a settlement reasonably approved by the Borrower, which judgment, decree, order or settlement relates in any way to or arises out of the offer, sale or lease of the Collateral and/or the ownership, use, or operation of any portion of the Collateral.

     (B) If the Holder is made a party defendant to any litigation concerning the loan which is the subject of the Note, this Security Agreement, the Collateral, or any part thereof, or any interest therein, or the occupancy thereof, then the Borrower shall indemnify, defend and hold the Holder harmless from all liability by reason of said litigation, including reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by the Holder in any such litigation, whether or not any such litigation is prosecuted to judgment. If the Holder commences an action against the Borrower to enforce any of the terms hereof or to prosecute any breach by the Borrower of any of the terms hereof or to recover any sum secured hereby, the Borrower shall pay to the Holder such reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses. The right to such attorneys fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If an Event of Default occurs hereunder, the Holder may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following any such Event of Default, the Borrower shall pay the Holder reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by the Holder, whether or not an action is actually commenced against the Borrower by reason of such breach.

     (C) A waiver of subrogation shall be obtained by the Borrower from its insurance carrier and, consequently, the Borrower waives any and all right to claim or recover against the Holder, its officers, employees, agents and representatives, for loss of or damage to the Borrower, the Collateral, the Borrower's property or the property of others under the Borrower's control from any cause insured against or required to be insured against by the provisions of this Security Agreement

     (D) All sums payable by the Borrower hereunder shall be paid without notice (except as may otherwise be provided herein), demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of the Borrower hereunder shall in no way be released, discharged or otherwise affected by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Collateral or any part thereof; (ii) any restriction or prevention of or interference with any use of the Collateral or any part thereof; (iii) any title defect or encumbrance or any eviction from the Collateral or any part thereof by title superior or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, or other like proceeding relating to the Holder, or any action taken with respect to this Security Agreement by any trustee or receiver of the Holder, or by any court, in such proceeding; (v) any claim which the Borrower has, or might have, against the Holder; (vi) any default or failure on the part of the Holder to perform or comply with any of the terms hereof or of any other agreement with the Borrower; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Borrower shall have notice or knowledge of any of the foregoing. The Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution, or reduction of any sum secured hereby and payable by the Borrower.

SECTION 7.13. JURY TRIAL WAIVER. THE BORROWER AND THE HOLDER (BY ACCEPTANCE OF THIS SECURITY AGREEMENT) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE HOLDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THIS SECURITY AGREEMENT, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A

MATERIAL INDUCEMENT FOR THE HOLDER TO ACCEPT THE NOTE AND MAKE THE LOAN.

SECTION 7.14. RIGHT OF SET OFF. The Borrower hereby grants to the Holder, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Holder, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Holder or any entity under the control of Charter One Financial Inc. and its successors and assigns, or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Borrower), the Holder may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Note. ANY AND ALL RIGHTS TO REQUIRE THE HOLDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE NOTE, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

SECTION 7.15. EXPENSES INCURRED IN CONNECTION WITH ENFORCEMENT. The Borrower shall pay on demand all expenses of the Holder in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Holder's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, fees of outside legal counselor the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any collateral.

SECTION 7.16. CHOICE OF LAW. This Security Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York (the "Governing State") (excluding the laws applicable to conflicts or choice of law).

THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS SECURITY AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE GOVERNING STATE OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SET FORTH HEREIN. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

SECTION 7.17. MERGER. This Security Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Security Agreement. All prior contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Security Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Security Agreement. This Security Agreement may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Holder.

IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

                                        ANGIODYNAMICS, INC.


                                        By:  /s/ Eamonn P. Hobbs
                                             -----------------------------------
                                             Eamonn P. Hobbs, President and
                                             Chief Executive Officer

                                        KEYBANK NATIONAL ASSOCIATION


                                        By:  /s/ Bryant J. Cassela, V.P.
                                             -----------------------------------
                                             Bryant J. Cassela, Vice President

STATE OF NEW YORK  )

                   ) ss.:

COUNTY OF ALBANY   )

On the 28/th/ day of August in the year 2002 before me, the undersigned, a Notary Public in and for said State, personally appeared EAMONN P. HOBBS, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                            /s/ Carolyn A. Wildman
                                            ------------------------------------
                                            Notary Public

STATE OF NEW YORK  )

                   ) ss.:

COUNTY OF ALBANY   )

On the 28/th/ day of August in the year 2002 before me, the undersigned, a Notary Public in and for said State, personally appeared BRYANT J. CASSELLA, personally known t() me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                            /s/ Carolyn A. Wildman
                                            ------------------------------------
                                            Notary Public


[NOTARY STAMP]